UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

INNOVIVA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.

☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials:

☐		Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend Innovivia, Inc.’s (the “Company”) definitive proxy statement for its 2021 Annual Meeting of Stockholders (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 2, 2021.

The Amendment is being made to reaffirm the Company’s commitment to providing its stockholders a meaningful opportunity to engage with directors and management at the 2021 Annual Meeting and provides additional information regarding virtual meeting attendance and participation.

Except as provided herein, no other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.

If any stockholder would like a new proxy or has any questions, he or she should contact the Corporate Secretary of the Company at investor.relations@inva.com.

AMENDMENT TO PROXY STATEMENT

Additional Information about Meeting Attendance and Participation

Stockholders of record as of the close of business on March 29, 2021, the record date for the Annual Meeting, will be afforded the same rights and opportunities to vote, ask questions and participate as they would at an in-person annual meeting. In particular, stockholders may submit questions in advance of, or live during, the Annual Meeting by following the instructions and rules of conduct on the Annual Meeting website. During the Annual Meeting, the Company intends to answer questions that are pertinent to the Company and the official business of the Annual Meeting, subject to time constraints.

Stockholders are encouraged to enter the virtual Annual Meeting site (www.virtualshareholdermeeting.com/INVA2021) prior to the start time in order to leave ample time to confirm the internet connection is sufficient to access the site and to allow sufficient time to log in and familiarize themselves with the virtual meeting platform. The virtual meeting platform is supported across different internet browsers and various devices (desktops, laptops, tablets, and cell phones) that have the most updated version of applicable software installed. Technical support will be available beginning 15 minutes prior to, and through the conclusion of, the Annual Meeting. Stockholders encountering technical difficulties once they access the meeting can click on the “Support” link on the meeting platform site. Stockholders are encouraged to learn more about the virtual meeting platform before the virtual Annual Meeting by visiting https://help.events.q4inc.com/en/general.html.